                                                                 EXHIBIT 3.1.2





                          CERTIFICATE OF DESIGNATION

                                      OF

                        CELSION (DELAWARE) CORPORATION

                   Certificate of Designations, Preferences
                          Rights and Limitations of
                   SERIES A 10% CONVERTIBLE PREFERRED STOCK
          under Section 151 of the Delaware General Corporation Law

                                   ---------

      Spencer J. Volk and John Mon HEREBY CERTIFY that they are, respectively, the President and Chief Executive Officer, and the Secretary, of CELSION (DELAWARE) CORPORATION (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, and that, pursuant to (i) authority conferred upon the Board of Directors by the Corporations' Certificate of Incorporation and (ii) Section 151 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted the following resolution providing for the issuance of a series of convertible preferred stock, as follows:

             RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors hereby creates a series consisting of 7,000 shares of Series A 10% Convertible Preferred Stock of the Corporation, and hereby fixes the powers, designation, preferences and rights of the shares of such Series, and the qualifications, limitations, or restrictions thereof (in addition to those provisions set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock), as follows:

      FIRST: Pursuant to authority contained in the Corporation's Charter, Seven Thousand (7,000) authorized but unissued shares of the Corporation's capital stock, $.01 par value, have been duly reclassified by the Board of Directors of the Corporation as authorized but unissued shares of Series A 10% Convertible Preferred Stock.

      SECOND: A description of the Series A 10% Convertible Preferred Stock and of the powers, designation, preferences and rights of the shares of such Series, and the qualifications, limitations, or restrictions thereof, is as follows:


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      1.     Designation and Par Value.

             The formal designation of the shares so reclassified by the Board of Directors shall be Series A 10% Convertible Preferred Stock (referred to herein for convenience as "Series A Preferred Stock" or as "Preferred Shares"). The par value of Series A Preferred Stock is $.01 per share.

      2.     Liquidation Preference and Ranking.

             (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the business and affairs of the Corporation, and before the holders of shares of Common Stock or any other class or series of stock of the Corporation ranking junior on liquidation to the Series A Preferred Stock shall be entitled to any payment on account of such shares, the holders of Series A Preferred Stock then outstanding shall be entitled to receive, as a liquidation preference, an amount equal to One Thousand ($1,000.00) dollars per share (the "Original Cost"), plus any accrued but unpaid dividends (the Original Cost plus such dividends being referred to as the "Liquidation Preference") to which such shareholders have become entitled and which have not theretofore been paid. After the holders of Series A Preferred Stock shall have received such payment of the Liquidation Preference plus all accrued and unpaid dividends in the course of such liquidation, dissolution or winding up, they shall have no right or claim to any of the remaining assets of the Corporation.

             (b) If upon any liquidation, dissolution or winding up, the Corporation shall have insufficient funds to permit payment to the holders of Series A Preferred Stock then outstanding of the entire amount to which they are entitled as a Liquidations Preference thereunder, then such funds as are available for such purpose shall be distributed among such holders on the basis of the number of shares of Series A Preferred Stock held by each such holder


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so that, as nearly as may be practicable, the amount each such holder shall receive shall represent the same proportion of such available funds as such holder's total holding of shares of Series A Preferred Stock represents of the total shares of Series A Preferred Stock at the time outstanding.

             (c) For all purposes under this Certificate of Designation, all shares of Series A Preferred Stock shall be of equal rank with each other.

      3.     Dividends.

             (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of capital surplus or earnings at the time legally available therefor, dividends at the annual rate of 10% per share, payable in fully-paid and non-assessable shares of Series A Preferred Stock which shall be valued, for this purpose, at an amount equal to the Original Cost. Dividends shall accrue, whether or not declared, unless such dividends are then prohibited by the provisions of the Delaware General Corporation Law or the Corporation's Certificate of Incorporation.

             (b) Dividends shall be cumulative and shall be payable semi-annually on March 31 and on September 30 in each year commencing January 1, 2000, to stockholders of record on the immediately preceding March 15th and September 15th, respectively, or such other record date fixed for the purpose by the Board of Directors. Dividends payable with respect to any shares of Series A Preferred Stock for the initial dividend period and for any period less than a full six-month period shall accrue from the date of issuance of such shares of Series A Preferred Stock on which such dividends are payable, and shall be computed and apportioned on the basis of a 180-day period composed of six 30-day months. Holders of Series A Preferred Stock shall not be entitled to any dividends in excess of the full dividends provided for herein, and no interest or sum of money in lieu of interest shall be payable in respect of any dividend


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payment which may be in arrears. No dividends shall be payable on any fractional or full shares of Series A Preferred Stock which shall have been declared, paid or distributed as dividends on outstanding Preferred Shares.

      4.     No Dividends or Distributions to Junior Securities.

             Except as may be otherwise provided in this Certificate of Designation, so long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon any Common Stock of the Corporation or upon any other shares of a class or series of stock which is junior in right and ranking to the Series A Preferred Stock, unless all amounts then due to the holders of Series A Preferred Stock, including the dividends provided for herein, have been paid.

      5.     Voting Rights.

             Except as otherwise expressly provided herein or as provided by law, the Series A Preferred Stock shall have no voting rights. However, notwithstanding the foregoing, the written consent or affirmative vote of the holders of a majority of the outstanding Series A Preferred Stock is required to approve (i) any proposed amendment to the Company's Certificate of Incorporation that would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect the holders adversely, and (ii) any plan of merger or consolidation that contains provisions which, if contained in a proposed amendment to the Company's Certificate of Incorporation, would have entitled the holders of the Series A Preferred Stock to vote, as a class, on the issue.

      6.     Exchange and Conversion Rights.

             The Preferred Shares and any fractional Preferred Shares (including, for such purposes, any shares and fractional shares issued or issuable as dividends) will be entitled to the


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following rights of exchange and conversion, subject to any limitations and conditions provided in this Certificate of Designation:

             (a) (i) If the Corporation undertakes a public securities offering (Public Offering") registered with the Securities and Exchange Commission ("SEC") consisting of either (i) equity securities of the Corporation or (ii) units ("Units") comprised of equity securities of the Corporation and of shares of any subsidiary of the Corporation (the securities and/or Units to be sold in such public offering being referred to as "Public Offering Securities"), and provided that such Public Offering is consummated by the first anniversary of the date of sale in a private placement (the "Private Placement") offering of at least $2,500,000 in aggregate Original Cost of Series A Preferred Stock (such date being referred to as the "Minimum Closing Date"), the Corporation will promptly furnish each holder with written notice of the Corporation's filing with the SEC of a registration statement concerning the Public Offering. Within 30 days after the giving of such notice (the "30-day Election Period"), each such holder will be required to notify the Corporation, by returning a form to be furnished to each holder of Preferred Shares by the Corporation, that such holder elects, contingent on the consummation of the Public Offering, either (1) to exchange 100% of the Preferred Shares then held by such holder (including Preferred Shares and fractional Preferred Shares issued as dividends) for such Public Offering Securities at an exchange price which will be equal to 70% of the public offering price of the Public Offering Securities, or
      (2) to exchange 50% of the Preferred Shares then held by such holder (including Preferred Shares and fractional Shares issued as dividends) for Public Offering Securities at an exchange price which will be equal to 70% of the public offering price of



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      the Public Offering Securities and to convert the remaining 50% of such
      Preferred Shares into the Company's Common Stock ("Common Stock") at a conversion price of $0.41 per share of Common Stock, as such price may be adjusted from time to time in accordance with the provisions of
      Section 7 below (as so adjusted, the "Conversion Price"). Concurrently with the consummation of the Public Offering, each holder who has made such an election shall surrender and deliver to the Corporation or to the exchange agent or transfer agent designated for such purpose by the Corporation, certificates for the Preferred Shares being exchanged, or exchanged and converted as the case may be, as set forth in such holder's election as described in the immediately preceding sentence. Within five (5) business days thereafter, the Corporation will cause to be issued to each holder certificates representing the Public Offering Securities being issued in exchange for such Preferred Shares, and, as the case may be, certificates representing shares of Common Stock into which 50% of such Preferred Shares are being converted if such holder has so elected in accordance with this Paragraph (a).


                 (ii) In addition, if the Corporation shall, within 12 months after the Minimum Closing Date, consummate the sale of any subsidiary of the Corporation (or all or substantially all of the assets of such subsidiary) to a public company, or shall complete a merger of such subsidiary into a public company (a "Disposition Transaction"), for consideration consisting of securities of such public company (the "Disposition Securities"), each holder of Preferred Shares will be promptly notified of such Disposition Transaction in a manner similar to that provided for in the immediately preceding sub-paragraph, and will have similar 30-day Election Period to elect either (1) to exchange 100% of the holder's Preferred Shares for such Disposition Securities at


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      an exchange price equal to 70% of the price of the Disposition
      Securities established in the Disposition Transaction, or (2) to exchange 50% of such holder's Preferred Shares for Disposition Securities on the same terms and to convert the remainder of such Preferred Shares into Common Stock at the Conversion Price. Within 20 days after the expiration of the applicable 30-day Election Period, each holder who had made such an election shall surrender and deliver to the Corporation or to the exchange agent or transfer agent designated for such purpose by the Corporation, certificates for the Preferred Shares being exchanged, or exchanged and converted as the case may be, as set forth in such holder's election as described in the immediately preceding sentence. Within five (5) business days thereafter, the Corporation will cause to be issued to each holder certificates representing the Disposition Securities being issued in exchange for such Preferred Shares, and, as the case may be, certificates representing shares of Common Stock into which 50% of such Preferred Shares are being converted if such holder has so elected.

             (b) If any holder of Preferred Shares does not elect either exchange alternative (1) or exchange alternative (2) described in sub-paragraph (a)(i) or (a)(ii) above, as the case may be, within the applicable 30-day Election Period, all rights of any such non-electing holder to exchange such Preferred Shares for Public Offering Securities (or Disposition Securities, as the case may be) or to convert such Preferred Shares into Common Stock at such time or at any time thereafter shall, provided the Public Offering or the Disposition Transaction, as the case may be, is consummated by the first anniversary of the Minimum Closing Date, immediately lapse and completely terminate. The Corporation will, within a reasonable time thereafter, redeem the Preferred Shares held by such non-electing holder at a redemption price




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per share equal to 105% of the Liquidation Preference, in accordance with the provisions of Section 8 below, except that such non-electing holder shall not be permitted to exercise any right to convert the Preferred Shares into Common Stock granted under the provisions of paragraph (c) of this Section 6.

             (c) Other than as set forth in Paragraph (a) of this Section 6, the holders of Series A Preferred Stock will not have any right to convert their Preferred Shares prior to the earlier of (i) the first anniversary of the Minimum Closing Date or (ii) the Corporation's issuance of a Redemption Notice as defined in paragraph (b) of Section 8. If the Public Offering is not consummated by the first anniversary of the Minimum Closing Date, then, at the election of any holder of Preferred Shares at any time thereafter, and subject to the condition set for in Paragraph (d) of this Section 6, such holder may convert his Preferred Shares (including any whole or fractional Preferred Shares received as dividends under the provisions of Section 3) in whole or in part into shares of the Company's Common Stock at the Conversion Price, in accordance with the conversion procedure set fort in Paragraph (e) of this
Section 6.

             (d) In addition, if at any time subsequent to the first anniversary of the Minimum Closing Date (no sale of Public Offering Securities having been consummated by such first anniversary), the Corporation undertakes a public offering consisting of the sale of Common Stock for its own account, then, at the specific election of the Corporation and upon notice to me holders of the Preferred Stock, such holders may be required to convert their shares of Preferred Stock (including any whole or fractional Preferred Shares received as dividends under the provisions of Section 3) into shares of Common Stock at the Conversion Price. Such election by the Corporation may be exercised by the giving of notice to holders of Preferred Shares, establishing a period of least 30 days from the date of such notice, during which holders shall



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convert their Preferred Shares into shares of Common Stock at the Conversion
Price, and after which all conversion rights of such holders shall lapse and completely terminate.

             (e) A right to convert Preferred Shares into shares of Common Stock under paragraph (c) or (d) of this Section 6 shall be exercised by a holder by delivering to the Corporation during regular business hours, or to such agent as may be designated by the Corporation, the original certificate or certificates for the shares to be converted, duly endorsed or assigned either in blank or tot he Corporation, accompanied by written notice in substantially the form annexed hereto as Exhibit A, stating that the holder elects to convert such shares (or the amount thereof as to which the conversion right is to be exercised, which amount shall be not less than that represented by shares having an aggregate Original Cost of $5,000) and stating the name or names (with address and Social Security or Federal Taxpayer Identification Number) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when the aforesaid delivery is made (the "Conversion Date"). As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder (or upon the written order of such holder) to the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such person shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to such holder, or upon the




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written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered.

             (f) The Corporation shall, at all times when Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

             (g) All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable. No adjustment shall be made for dividends on any share of Series A Preferred Stock which is being converted (unless such dividends have been accrued and are unpaid as the Conversion Date) or on any share of Common Stock issued on exercise of a holder's Conversion Right.

             (h) No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock and, in lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock issuable upon conversion shall be rounded to the nearest whole number.

             (i) All shares of Series A Preferred Stock which shall have been surrendered for conversion or exchange as herein provided shall no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, with respect Preferred Shares which have been converted, and on the specified effective date of exchange for Preferred Shares



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which have been exchanged, except only the right of the holders thereof to receive shares of Common Stock, or Public Offering Securities, in conversion or exchange therefor. Any shares of Series A Preferred Stock so converted or exchanged shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

             (j) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 6. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      7.     Adjustments to Conversion Price.

             The Conversion Price (which is initially established at $.41 per share of Common Stock) in effect from time to time shall be subject to adjustment (to the nearest cent) from time to time as follows:

             (a) If the Corporation, at any time after the Minimum Closing Date and at any time prior to the conversion of a Preferred Share shall have subdivided its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Corporation shall have declared a stock or distributed shares of Common Stock to its stockholders, the



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Conversion Price immediately prior to such conversion shall be proportionately increased; and if the Corporation, prior to such conversion, shall have at any time combined the outstanding shares of Common Stock by recapitalizatoin, reclassification or comparable combination thereof, the Conversion Price immediately prior to such conversion shall be proportionately increased.

             (b) In case the Corporation, after the Minimum Closing Date, shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Conversion Prices shall be adjusted in such manner that the holder of Preferred Shares, upon the conversion thereof as provided in Section 6 above, at any time after the consummation of such consolidation, merger or conveyance, shall be entitled to received the securities or property to which such holder would have been entitled upon such consummation if such holder had exercised his right to convert such Preferred Shares immediately prior thereto.

             (c) For purposes hereof, the term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the Minimum Closing Date, or shares of Common Stock issuable upon conversion or exchange of any securities (including, for this purpose, preferred stock other than the Preferred Shares, and notes and debentures) convertible into Common Stock ("Convertible Securities"), but not warrants or options issued after the Minimum Closing Date, except to the extent such warrants or options are actually exercised. If the Corporation at any time or from time to time after the Minimum Closing Date shall agree to issue any Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number)



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issuable upon the conversion such Convertible Securities shall be deemed to be
Additional Shares of Common Stock, but only as of the time of such issuance of Convertible Securities or, in case such a record date shall have been fixed, only as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph (e) of this Section
7) of such Additional Shares of Common Stock would be less than the Adjustment Base Price as defined below in effect on the date of an immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued pursuant to this paragraph (c), no further adjustment in the Conversion Price shall be made upon the subsequent issuance of Common Stock at the time of the actual conversion of such Convertible Securities.

             (d) In the event the Corporation shall at any time after the Minimum Closing Date issue Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to paragraph
(c) of this Section 7 (except for issuances of Common Stock described in paragraph (f) below) without consideration or for a consideration per share less than the greater of (a) the applicable conversion Price in effect immediately prior to such issuance, and (B) 50% of the Current Market Value per share of Common Stock (as defined below) as of the date of such issuance (such greater amount being defined as the "Adjustment Base Price"), then and in such event, such Conversion Prices shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction: (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the quotient derived by dividing the aggregate consideration received from such issuance of Addition Shares of



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


Common Stock by the Adjustment Base Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For purposes hereof, Current Market Value shall mean the Common Stock average closing price over a period of 60 trading days ending on the day immediately preceding the date of issuance of the shares which are the subject of the above calculations.

             (e) for purposes of Paragraph (d) of this Section 7, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock referred to therein shall be computed as follows:

             Cash and Property:  Such consideration shall:

                    (i) insofar as it consists of cash, be computed at the gross amount of aggregate cash received by the Corporation, excluding amounts paid or payable for accrued interest and the costs of the issuance;

                    (ii) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

             (f)    Notwithstanding anything to the contrary contained in this
Section 7 or elsewhere in these Certificate of Designation, the following issuances, transactions or


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occurrences shall be excluded from those events requiring any adjustment in accordance with Paragraph (d):

                    (i) The accrual or payment in kind of dividends on the Series A Preferred Stock;

                    (ii) The issuance or re-issuance of the Preferred Shares to any investors in the Private Placement (or any subsequent issuance or reissuance to their transferees) and any exchange, conversion or redemption of any Preferred Shares (and of any shares of Series A Preferred Stock representing dividends paid in kind) in accordance with provisions governing such exchange, conversion or redemption as set forth in the corporation's Articles of Incorporation, Certificate of Designation and By-Laws;

                    (iii) The issuance to any of the Corporation's executives, directors, employees and consultants of options, warrants or shares granted under any incentive, stock option, bonus or other benefit plan, program or policy of the Corporation, provided that such issuances in the aggregate do not exceed 15% in the aggregate of the Corporation's then outstanding shares of Common Stock;

                    (iv) The issuance of shares of Common Stock upon the exercise of any option or warrant of the Corporation outstanding on the Minimum Closing Date (including all warrants to be issued to the placement agent in the Private Placement, whether issued on or after the Minimum Closing Date);


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

                    (v) The issuance of shares of Common Stock, or warrants or options for the purchase of shares of Common Stock, to pay, settle or compromise Corporation obligations to suppliers, vendors, contractors, licensors and joint venture partners, including, without limiting the generality of the foregoing, Duke University and assignees or designees of Warren C. Stearns and Stearns Management Company; and

                    (vi) The future issuance of shares, or options or warrants for the purchase of shares, at a discount from the current market value, to the placement agent in the Private Placement or to another placement agent, or to an underwriter, bank, commercial lender or other institution, or to a broker-dealer or investor which is furnishing or arranging financing for the Company, provided that any such issuance is not at a price which is less than the Adjustment Base Price, it being understood that, if such price is less than the Adjustment Base Price, the provisions of Paragraph (d) of this
                           Section 7 shall govern the adjustment to be made to the Conversion Price.

             (g) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or preformed hereunder by the Corporation, will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the




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taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

             (h) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, upon the request of such holder, a certificate setting forth such adjustment or readjustment and showing the facts upon which such adjustment or readjustment is based and the then Conversion Price.

      8.     Redemption.

             (a) Beginning six (6) months after the Minimum Closing Date the Corporation, at its sole option, expressed by resolution of its Board of Directors, may call for redemption and may redeem shares of Series A Preferred Stock in whole, or from time to time in part, upon notice as set forth below. the redemption price per share of Series A Preferred Stock shall be equal to 105% of the Liquidation Preference plus accrued and unpaid dividends.

             (b) Notice of any redemption of the Series A Preferred Stock (the "Redemption Notice") shall be given at least 30 days prior to the date fixed in such notice for such redemption (the "Redemption Date") to each holder of record of shares of Series A Preferred Stock, at such holder's address as the same shall appear on the books of the Corporation. Such noticed shall specify the time and place of redemption, the redemption price, and, if less than all the outstanding Preferred Shares are to be redeemed, shall also specify the proportion of shares which are to be redeemed.

             (c) If any such notice of redemption shall have been duly given and if, on or before the Redemption Date specified therein, all funds necessary for such redemption shall have



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been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, al shares so called for redemption shall no longer be deemed outstanding on and after the Redemption Date, and the right to receive dividends thereon and all other rights with respect to such shares shall forthwith on such Redemption Date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption, without interest.

             (d) From and after the giving of the notice of redemption, holders of Series A Preferred Stock shall continue to have the conversion rights provided in Section 6, which rights shall continue in effect until the Redemption Date.

             (e) Shares of Series A Preferred Stock which have been redeemed, purchased or otherwise acquired by the Corporation shall be canceled and shall not be subject to re-issuance by the Corporation for any purpose.

      9.     General.

             (a) The corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, in accordance with applicable law. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts disbributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock.

             (b) The number of authorized shares of Series A Preferred Stock may be increased (but only for the purpose of providing a sufficient number of authorized Preferred Shares of the payment of dividends on outstanding Preferred Shares) or decreased (but not below the number of shares then outstanding) by the directors of the Corporation.

             (c) Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

             (d) Fractional shares of Series A Preferred Stock may be issued as required in connection with the payment of dividends or transfers of Preferred Shares among holders.

      10.    Notices.

             (a) Any notices required to be given to any holder of Series A Preferred Stock shall be deemed properly given if deposited in the United States mail, postage prepaid, or sent by facsimile or by overnight or express delivery service, followed by duplicate notice via United States first class mail, postage prepaid, and addressed to the holder of record at such holder's address appearing at the books of the Corporation.

             (b)    In case:

                    i. of any capital reorganization of the Corporation, any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation, or any conveyance of all or substantially all of the assets of the Corporation to another corporation; or

                    ii. of any voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                    iii. any other event specified in this Certificate requiring the taking of such a record.

      Then, and in each such case, the Corporation shall mail or cause to be mailed to each holder a notice specifying, as the case may be, the date on which a record is to be taken for the foregoing purposes and providing the information reasonably required in order enable to holders of record of Preferred Shares to exercise the rights conferred by this Certificate of Designation.

      THIRD: The reclassification of authorized but unissued shares as set forth in this Certificate of Designation does not increase the authorized capital of the Corporation or the aggregate par value thereof.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation for its Series A 10% Convertible Preferred Stock to be duly executed by its President and by its Secretary, respectively, this 15th day of August 2000.


                                 CELSION (DELAWARE) CORPORATION


                            By:   S/SPENCER J. VOLK
                                 ---------------------------------------
                                    Spencer J. Volk
                                    President and Chief Executive Officer


                            By:  S/JOHN MON
                                 ---------------------------------------
                                   John Mon, Secretary

                                                                     EXHIBIT A





                        CELSION (DELAWARE) CORPORATION

                            NOTICE OF CONVERSIONOF
                   SERIES A 10% CONVERTIBLE PREFERRED STOCK

       (To be Executed by the Registered Holder in order to Convert the
                          Series A Preferred Stock)

      The undersigned Holder hereby irrevocably elects to convert ___ shares of Series A Preferred Stock, represented by stock certificate No(s). ________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of Celsion Corporation according to the conditions set forth in the Certificate of Designation for Series a Preferred Stock, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each of the Preferred Stock Certificates being converted is attached hereto.


      Date of Submission:
                           -----------------------------

      Number of Share of Series A 10% Convertible
      Preferred Stock to be Converted:
                                        -----------------------

      Name of Holder:
                       ---------------------------------

      By:
           -------------------------------

      Title:
              -------------------------------------------------

      Address:
                ----------------------------------------

      Social Security or
      Federal Taxpayer ID No:
                               -------------------------

IMPORTANT


      No shares of Common Stock will be issued until the original Series A Preferred Stock Certificates(s) to be converted and the Notice of Conversion are received by the Company. The Holder shall fax, or otherwise deliver, a copy of this completed and fully executed Notice of Conversion to the Corporation at the office of the Corporation or such other location designated by the Corporation and shall deliver, at the same time, the original Series A Preferred Stock Certificate(s) representing the Series A Preferred Stock being converted, duly endorsed for transfer.